Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2025 Results
Introducing Full-Year 2026 Guidance

CHARLOTTE, N.C., February 24, 2026 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the fourth quarter ended December 31, 2025.

Fourth Quarter Highlights (amounts presented for continuing operations; all comparisons against the fourth quarter of 2024, unless otherwise noted)
•Revenue of $637.3 million, up 19.4%
•GAAP income from continuing operations of $78.2 million, up 38.4%
•GAAP EPS of $1.54, up 29.4%
•Adjusted EPS* of $1.88, up 24.5%
•Adjusted EBITDA* of $142.0 million, up 22.3%

Full Year Highlights (amounts presented for continuing operations; all comparisons against the full-year 2024, unless otherwise noted)
•Revenue of $2,265.1 million, up 14.2%
•GAAP income from continuing operations of $245.5 million, up 21.7%
•GAAP EPS of $5.06, up 17.9%
•Adjusted EPS* of $6.76, up 21.1%
•Adjusted EBITDA* of $507.4 million, up 20.5%

2026 Guidance (all comparisons against the full-year 2025, unless otherwise noted)
•Revenue range of $2.535 to $2.605 billion, up ~13% year-over-year at the midpoint.
•Adjusted EBITDA* range of $590 to $620 million, up approximately 20% year-over-year at the midpoint.
•Adjusted EPS* range of $7.60 to $8.00, up ~15% year-over-year at the midpoint.

Gene Lowe, President and CEO, remarked, “I’m very pleased with our fourth quarter and full-year 2025 results, including Adjusted EBITDA* and Adjusted EPS* growth in excess of 20%. We continue to see healthy demand across our key end markets, execute well operationally, and realize strong contributions from recent acquisitions.”

Mr. Lowe continued, “I’m proud of our team’s accomplishments over the past year. We advanced key initiatives and strengthened our positions in key end-markets. In the first quarter of 2026, we continued our momentum with the additions of Thermolec and the air handling segment of Crawford United to our HVAC segment, significantly scaling our Electric Heat and Engineered Air Movement businesses, respectively. Our focus on new product introductions, including the successful launch of our Olympus Max product, and investments in production capacity expansions position us for sustained long-term growth in attractive end markets.”

Mr. Lowe further commented, “Looking ahead, we remain optimistic in the strength of customer demand and our operational momentum. In 2026, we anticipate another year of double-digit growth in Adjusted EBITDA* and Adjusted EPS* at the midpoint of our guidance range. With a solid demand backdrop and a robust pipeline of attractive acquisition opportunities, I remain highly confident in our ability to continue driving value for years to come.”

Fourth Quarter and Full-Year Financial Comparisons:

($ millions, except per share amounts)	Q4 2025	Q4 2024	FY 2025	FY 2024
Revenue	$637.3	$533.7	$2,265.1	$1,983.9
Operating income	100.1	90.2	350.4	308.3
Income from continuing operations	78.2	56.5	245.5	201.8
GAAP EPS	1.54	1.19	5.06	4.29

Consolidated segment income*	$156.4	$129.4	$548.8	$460.6
Adjusted operating income*	134.8	110.0	479.7	394.7
Adjusted EBITDA*	142.0	116.1	507.4	421.0
Adjusted EBITDA %*	22.3%	21.8%	22.4%	21.2%
Adjusted EPS*	$1.88	$1.51	$6.76	$5.58

Net operating cash flow from continuing operations	$195.8	$166.7	$335.6	$313.1
Capital expenditures	(68.5)	(9.8)	(92.1)	(38.0)
Adjusted free cash flow*	130.1	151.5	294.3	283.8
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not provided.

Segment Overview:

HVAC

	Three months ended		Twelve months ended
($ millions)	Q4 2025	Q4 2024	Q4 2025	Q4 2024
Revenue	$431.1	$370.5	$1,518.2	$1,364.7
•Organic	10.3%		6.1%
•Inorganic	5.5%		5.1%
•Currency	0.6%		—%
Total Growth	16.4%		11.2%
Segment income	$108.5	$91.8	$372.6	$323.9
as a percent of revenues	25.2%	24.8%	24.5%	23.7%
Change in bps	40bps		80bps

Fourth Quarter 2025
The revenue increase was primarily driven by:
•an organic increase due predominantly to higher volumes of both heating and cooling products driven by continued strength in demand and higher throughput primarily resulting from increased production capacity; and
•an inorganic increase from the acquisition of Sigma & Omega.

The segment income and segment income margin increases were due primarily to the revenue growth mentioned above and associated operating leverage.

Full-Year 2025
The revenue increase was primarily driven by:
•an organic increase due predominantly to higher volumes of both heating and cooling products driven by (i) continued strength in demand and higher throughput primarily resulting from continued production capacity expansion, and (ii) the impact of lower volumes of heating products in 2024 associated with the unseasonably warm winter conditions prevalent in the relevant end markets during the first quarter of 2024; and
•an inorganic increase from the acquisitions of Ingénia and Sigma & Omega.

The segment income and segment income margin increases were due primarily to the higher volumes mentioned above and associated operating leverage, and a more accretive mix and favorable project execution primarily within our cooling products business.

Detection & Measurement

	Three months ended		Twelve months ended
($ millions)	Q4 2025	Q4 2024	Q4 2025	Q4 2024
Revenue	$206.2	$163.2	$746.9	$619.2
•Organic	1.7%		6.3%
•Inorganic	23.2%		13.8%
•Currency	1.4%		0.5%
Total Growth	26.3%		20.6%
Segment income	$47.9	$37.6	$176.2	$136.7
as a percent of revenues	23.2%	23.0%	23.6%	22.1%
Change in bps	20bps		150bps

Fourth Quarter 2025
The revenue increase was primarily driven by:
•an inorganic increase from the acquisition of KTS; and to a lesser extent
•an organic increase primarily due to higher project volumes within our aids to navigation and transportation systems businesses, partially offset by lower project volumes primarily within our communication technologies business.

The segment income and segment income margin increases were due primarily to the higher project volumes mentioned above and income resulting from the KTS acquisition.

Full-Year 2025
The revenue increase was primarily driven by:
•an inorganic increase from the acquisition of KTS;
•an organic increase primarily due to higher project volumes within our communication technologies and transportation businesses.

The segment income and segment income margin increases were due primarily to (i) income resulting from the KTS acquisition and (ii) higher project volumes and associated leverage on our fixed costs, particularly within SG&A expenses. These increases were partially offset by a less favorable project mix within our transportation systems and communication technologies businesses.

Liquidity and Financial Position:

($ millions)	Q4 2025	Q4 2024
Total debt	$501.6	$614.7
Total cash	366.0	161.4

2026 Guidance:
For the full year 2026, SPX now anticipates segment and company performance as follows:

	Revenue	Segment Income Margin %	Adjusted EPS*	Adjusted EBITDA*/%
HVAC	$1,800-$1,840 million ($1,518 million prior)	24.50%-25.00% (24.50% prior)
Detection & Measurement	$735-$765 million ($747 million prior)	24.75%-25.25% (23.60% prior)
Total SPX Adjusted	$2.535-$2.605 billion ($2.265 billion prior)	24.60%-25.10% (24.20% prior)	$7.60-$8.00 ($6.76 prior)	$590-$620 million / 23.25%-23.75% ($507 million / 22.40% prior)

Form 10-K: The Company expects to file its annual report on Form 10-K for the year ended December 31, 2025 with the Securities and Exchange Commission by March 2, 2026. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (ET) today to discuss fourth quarter and full-year results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the News section of the site.

Call Access Process: To access the call by phone, please use the following link to receive dial-in details https://register-conf.media-server.com/register/BIbfff30ff977543d4987c3f75ce2d3e06. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual and in-person meetings with investors over the coming months.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has operations in over 16 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including consolidated segment income and margin, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, adjusted EBITDA, and adjusted free cash flow from continuing operations. These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-
GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, intangible asset amortization expense, acquisition and integration-related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the date of this release, the impact of foreign exchange rate changes subsequent to December 31, 2025, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in our markets; changes in anticipated capital investment and maintenance expenditures by customers; changes in economic conditions in relevant global and North American markets, including as a result of the imposition, or threat of imposition of tariffs, including any new or increased tariffs announced by the U.S. government and any retaliatory tariffs announced in response thereto, and other trade barriers, international trade tensions or geopolitical conflicts; availability, limitations or cost increases of raw materials and/or commodities, including as a result of new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties that cannot be recovered in product pricing; the impact of competition on profit margins and our ability to maintain or increase market share; risks with respect to our contracts with the U.S. government, including the government’s ability to terminate contracts prior to completion or failure to appropriate amounts necessary to fund such contracts, inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response thereto; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to our digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting our business, including regulatory changes; uncertainties with respect to our ability to complete expansions to or the reconfiguration of our manufacturing footprint within the time periods and at costs we anticipate and whether we will realize the anticipated benefits of these activities; uncertainties with respect to our ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of acquisition transactions, including with respect to integrating acquisitions and achieving cost savings, synergistic sales or other benefits from acquisitions; uncertainties with respect to our ability to dispose of non-core businesses on attractive terms, within anticipated time periods, or at all; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies, Inc. disclaims any responsibility to update or revise such statements, except as required by law.

Investor and Media Contacts:
Mark A. Carano, VP, Chief Financial Officer and Treasurer
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Revenues	$637.3	$533.7	$2,265.1	$1,983.9
Costs and expenses:
Cost of products sold	383.9	315.6	1,347.4	1,184.5
Selling, general and administrative	133.2	108.9	477.6	414.6
Selling, general and administrative — intangible amortization	18.5	16.3	87.4	64.5
Special charges, net	0.9	2.7	1.1	3.6
Impairment of intangible assets	0.7	—	0.7	—
Other operating expense	—	—	0.5	8.4
Operating income	100.1	90.2	350.4	308.3

Other income (expense), net	11.1	(2.2)	8.5	(9.3)
Interest expense	(8.2)	(11.0)	(48.1)	(45.7)
Interest income	1.8	0.9	4.8	2.1
Loss on amendment/refinancing of senior credit agreement	—	—	(1.5)	—
Income from continuing operations before income taxes	104.8	77.9	314.1	255.4
Income tax provision	(26.6)	(21.4)	(68.6)	(53.6)
Income from continuing operations	78.2	56.5	245.5	201.8

Income (loss) from discontinued operations, net of tax	—	—	—	—
Income (loss) on disposition of discontinued operations, net of tax	(0.3)	0.6	(1.5)	(1.3)
Income (loss) from discontinued operations, net of tax	(0.3)	0.6	(1.5)	(1.3)

Net income	$77.9	$57.1	$244.0	$200.5

Basic income per share of common stock:
Income from continuing operations	$1.57	$1.22	$5.13	$4.37
Income (loss) from discontinued operations	(0.01)	0.01	(0.03)	(0.03)
Net income per share	$1.56	$1.23	$5.10	$4.34

Weighted-average number of common shares outstanding — basic	49.848	46.360	47.830	46.187

Diluted income per share of common stock:
Income from continuing operations	$1.54	$1.19	$5.06	$4.29
Income (loss) from discontinued operations	—	0.01	(0.03)	(0.03)
Net income per share	$1.54	$1.20	$5.03	$4.26

Weighted-average number of common shares outstanding — diluted	50.627	47.366	48.511	47.078

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$364.0	$156.9
Accounts receivable, net	357.2	313.6
Contract assets	65.0	11.3
Inventories, net	302.2	271.0
Other current assets	55.3	31.5
Total current assets	1,143.7	784.3
Property, plant and equipment:
Land	26.9	23.5
Buildings and leasehold improvements	167.9	113.3
Machinery and equipment	338.1	308.1
	532.9	444.9
Accumulated depreciation	(242.1)	(226.9)
Property, plant and equipment, net	290.8	218.0
Goodwill	1,043.4	834.5
Intangibles, net	868.2	703.0
Other assets	250.2	164.1
Deferred income taxes	2.2	2.4
Assets of DBT and Heat Transfer	6.1	8.2
TOTAL ASSETS	$3,604.6	$2,714.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$145.2	$128.1
Contract liabilities	115.8	62.3
Accrued expenses	185.2	170.8
Income taxes payable	10.0	19.4
Short-term debt	1.4	10.1
Current maturities of long-term debt	3.5	27.6
Total current liabilities	461.1	418.3

Long-term debt	496.7	577.0
Deferred and other income taxes	149.7	97.8
Other long-term liabilities	245.5	224.2
Liabilities of DBT and Heat Transfer	14.1	12.8
Total long-term liabilities	906.0	911.8

Stockholders' equity:
Common stock	0.6	0.5
Paid-in capital	1,938.2	1,373.5
Retained earnings	482.8	238.8
Accumulated other comprehensive income	260.5	223.6
Common stock in treasury	(444.6)	(452.0)
Total stockholders' equity	2,237.5	1,384.4
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,604.6	$2,714.5

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2025	December 31, 2024	Δ	%/bps	December 31, 2025	December 31, 2024	Δ	%/bps
HVAC reportable segment

Revenues	$431.1	$370.5	$60.6	16.4%	$1,518.2	$1,364.7	$153.5	11.2%
Cost of products sold	262.0	228.6	33.4		923.8	843.8	80.0
Selling, general and administrative expense	60.6	50.1	10.5		221.8	197.0	24.8
Income	$108.5	$91.8	$16.7	18.2%	$372.6	$323.9	$48.7	15.0%
as a percent of revenues	25.2%	24.8%		40bps	24.5%	23.7%		80bps

Detection & Measurement reportable segment

Revenues	$206.2	$163.2	$43.0	26.3%	$746.9	$619.2	$127.7	20.6%
Cost of products sold	117.9	87.0	30.9		418.2	338.9	79.3
Selling, general and administrative expense	40.4	38.6	1.8		152.5	143.6	8.9
Income	$47.9	$37.6	$10.3	27.4%	$176.2	$136.7	$39.5	28.9%
as a percent of revenues	23.2%	23.0%		20bps	23.6%	22.1%		150bps

Consolidated Revenues	$637.3	$533.7	$103.6	19.4%	$2,265.1	$1,983.9	$281.2	14.2%
Consolidated Operating Income	100.1	90.2	9.9	11.0%	350.4	308.3	42.1	13.7%
as a percent of revenues	15.7%	16.9%		-120bps	15.5%	15.5%		0bps
Consolidated Segment Income	156.4	129.4	27.0	20.9%	548.8	460.6	88.2	19.1%
as a percent of revenues	24.5%	24.2%		30bps	24.2%	23.2%		100bps

Consolidated operating income	$100.1	$90.2	$9.9		$350.4	$308.3	$42.1
Exclude:
Corporate expense	19.5	15.3	4.2		59.2	53.6	5.6
Acquisition and integration-related costs (1)	7.9	0.9	7.0		28.9	7.2	21.7
Long-term incentive compensation expense	4.9	4.0	0.9		16.7	15.0	1.7
Amortization of acquired intangible assets (2)	22.4	16.3	6.1		91.3	64.5	26.8
Impairment of intangible assets	0.7	—	0.7		0.7	—	0.7
Special charges, net	0.9	2.7	(1.8)		1.1	3.6	(2.5)
Other operating expense (3)	—	—	—		0.5	8.4	(7.9)
Consolidated segment income	$156.4	$129.4	$27.0	20.9%	$548.8	$460.6	$88.2	19.1%
as a percent of revenues	24.5%	24.2%		30bps	24.2%	23.2%		100bps

(1) Represents certain acquisition and integration-related costs incurred of $7.9 and $28.9 during the three and twelve months ended December 31, 2025, respectively, and $0.9 and $7.2 during the three and twelve months ended December 31, 2024, respectively. The three and twelve months ended December 31, 2025 includes amortization of a deferred compensation asset acquired in connection with the Kranze Technology Solutions (“KTS”) acquisition of $6.8 and $24.2, respectively. Additionally, the three and twelve months ended December 31, 2025 includes additional “Cost of products sold” related to the step-up of inventory (to fair value) acquired in connection with the KTS acquisition of $0.1 and $1.4, respectively, and the Sigma Heating and Cooling and Omega Heat Pump (“Sigma & Omega”) acquisition of $0.0 and $0.1, respectively. The twelve months ended December 31, 2024 includes $1.8 of additional “Cost of products sold” related to the step-up of inventory (to fair value) associated with the acquisition of Ingénia Technologies, Inc. (“Ingénia”).

(2) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and “Cost of products sold.”

(3) For the twelve months ended December 31, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC Technologies (“ULC”) regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from (used in) operating activities:
Net income	$77.9	$57.1	$244.0	$200.5
Less: Gain (loss) from discontinued operations, net of tax	(0.3)	0.6	(1.5)	(1.3)
Income from continuing operations	78.2	56.5	245.5	201.8
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.9	2.7	1.1	3.6
(Gain) loss on change in value of equity security	(18.5)	—	(23.0)	4.2
Loss on amendment/refinancing of senior credit agreement	—	—	1.5	—
Amortization of compensation expense related to acquisition	6.8	—	24.2	—
Impairment of intangible assets	0.7	—	0.7	—
Deferred and other income taxes	11.3	(9.6)	26.1	(15.1)
Depreciation and amortization	30.7	23.7	122.6	91.6
Pension and other employee benefits	7.8	5.6	19.9	15.4
Long-term incentive compensation	4.9	4.0	16.7	15.0
Other, net	3.3	(4.5)	2.9	(8.7)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	13.1	46.3	(81.8)	2.1
Contribution related to employee retention agreements for acquisition	—	—	(46.5)	—
Inventories	28.9	23.2	2.8	9.1
Accounts payable, accrued expenses and other	27.9	19.5	24.7	(4.3)
Cash spending on restructuring actions	(0.2)	(0.7)	(1.8)	(1.6)
Net cash from continuing operations	195.8	166.7	335.6	313.1
Net cash used in discontinued operations	(0.6)	(0.2)	(2.3)	(27.2)
Net cash from operating activities	195.2	166.5	333.3	285.9

Cash flows from (used in) investing activities:
Proceeds/borrowings (repayments) related to company-owned life insurance policies, net	6.4	(1.0)	(23.9)	41.9
Proceeds from asset sales and other	—	3.6	—	3.6
Business acquisitions, net of cash acquired	0.3	—	(445.0)	(292.0)
Capital expenditures	(68.5)	(9.8)	(92.1)	(38.0)
Net cash used in continuing operations	(61.8)	(7.2)	(561.0)	(284.5)
Net cash from (used in) discontinued operations	—	—	—	—
Net cash used in investing activities	(61.8)	(7.2)	(561.0)	(284.5)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	4.6	978.0	384.8
Repayments under senior credit facilities	—	(89.8)	(1,082.6)	(321.8)
Borrowings under trade receivables arrangement	—	55.0	280.0	272.0
Repayments under trade receivables arrangement	—	(93.0)	(289.0)	(279.0)
Net borrowings (repayments) under other financing arrangements	—	(0.4)	0.1	(1.2)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	0.9	(0.2)	(7.4)	0.9
Proceeds of issuance of common stock in underwritten public offering, net of offering costs of $23.9	—	—	551.1	—
Financing fees paid	—	—	(4.7)	(2.6)
Net cash from (used in) continuing operations	0.9	(123.8)	425.5	53.1
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	0.9	(123.8)	425.5	53.1
Change in cash and equivalents due to changes in foreign currency exchange rates	0.3	(3.5)	6.8	2.0
Net change in cash and equivalents	134.6	32.0	204.6	56.5
Consolidated cash and equivalents, beginning of period	231.4	129.4	161.4	104.9
Consolidated cash and equivalents, end of period	$366.0	$161.4	$366.0	$161.4

	Twelve months ended
	December 31, 2025	December 31, 2024
Components of cash and equivalents:
Cash and equivalents	$364.0	$156.9
Cash and equivalents included in assets of DBT and Heat Transfer	2.0	4.5
Total cash and equivalents	$366.0	$161.4

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Twelve months ended
	December 31, 2025
Beginning cash and equivalents	$161.4
Cash from continuing operations	335.6
Capital expenditures	(92.1)
Repayments related to company-owned life insurance policies, net	(23.9)
Business acquisitions, net of cash acquired	(445.0)
Borrowings under senior credit facilities	978.0
Repayments under senior credit facilities	(1,082.6)
Borrowings under trade receivables agreement	280.0
Repayments under trade receivables agreement	(289.0)
Net borrowings under other financing arrangements	0.1
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(7.4)
Proceeds of issuance of common stock in underwritten public offering, net of offering costs of $23.9	551.1
Financing fees paid	(4.7)
Cash used in discontinued operations	(2.3)
Change in cash due to changes in foreign currency exchange rates	6.8
Ending cash and equivalents	$366.0

	Debt at				Debt at
	December 31, 2024	Borrowings	Repayments	Other	December 31, 2025
Revolving loans	$80.0	$478.0	$(558.0)	$—	$—
Term loans	524.6	500.0	(524.6)	—	500.0
Trade receivables financing arrangement	9.0	280.0	(289.0)	—	—
Other indebtedness	2.3	0.6	(0.5)	0.1	2.5
Less: Deferred financing costs associated with the term loans	(1.2)	—	—	0.3	(0.9)
Totals	$614.7	$1,258.6	$(1,372.1)	$0.4	$501.6

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
ORGANIC REVENUE
(Unaudited)

	Three months ended December 31, 2025
	HVAC	Detection & Measurement	Consolidated
Net Revenue Growth	16.4%	26.3%	19.4%

Exclude: Foreign Currency	0.6%	1.4%	0.9%

Exclude: Acquisitions	5.5%	23.2%	10.9%

Organic Revenue Growth	10.3%	1.7%	7.6%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
ORGANIC REVENUE
(Unaudited)

	Twelve months ended December 31, 2025
	HVAC	Detection & Measurement	Consolidated
Net Revenue Growth	11.2%	20.6%	14.2%

Exclude: Foreign Currency	—%	0.5%	0.1%

Exclude: Acquisitions	5.1%	13.8%	7.8%

Organic Revenue Growth	6.1%	6.3%	6.3%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating income	$100.1	$90.2	$350.4	$308.3

Exclude:
Acquisition and integration-related costs (1)	(10.7)	(3.5)	(35.7)	(13.5)

Other operating expense (2)	—	—	—	(8.4)

Amortization of acquired intangible assets (3)	(22.4)	(16.3)	(91.3)	(64.5)

Long-term incentive compensation expense (4)	(0.9)	—	(1.6)	—

Impairment of intangible assets (5)	(0.7)	—	(0.7)	—

Adjusted operating income	$134.8	$110.0	$479.7	$394.7
as a percent of revenues	21.2%	20.6%	21.2%	19.9%

(1) For the three and twelve months ended December 31, 2025, represents (i) certain acquisition and integration-related costs of $3.8 and $10.0, respectively, (ii) amortization of a deferred compensation asset of $6.8 and $24.2, respectively, related to the KTS acquisition, and (iii) additional inventory step-up charges of $0.1 and $1.4, respectively, related to the KTS acquisition, and $0.0 and $0.1, respectively, related to the Sigma & Omega acquisition. For the three and twelve months ended December 31, 2024, represents certain acquisition and integration-related costs of $3.5 and $11.7, respectively, inclusive of special charges of $1.3 and $1.3, respectively, and for the twelve months ended December 31, 2024, an inventory step-up charge related to the Ingénia acquisition of $1.8.

(2) For the twelve months ended December 31, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

(3) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and “Cost of products sold.”

(4) During the three and twelve months ended December 31, 2025, represents the removal of charges of $0.9 and $1.6, respectively, for acceleration of non-cash long-term incentive compensation expense incurred as a result of immediate award vesting.

(5) Represents non-cash charges related to the impairment of the indefinite-lived trademark associated with ULC.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended December 31, 2025
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$156.4	$—	$156.4
Corporate expense (1)	(19.5)	2.8	(16.7)
Acquisition and integration-related costs (2)	(7.9)	7.9	—
Long-term incentive compensation expense (3)	(4.9)	0.9	(4.0)
Amortization of intangible assets (4)	(22.4)	22.4	—
Impairment of intangible assets (5)	(0.7)	0.7	—
Special charges, net	(0.9)	—	(0.9)
Operating income	100.1	34.7	134.8

Other income (expense), net (6)	11.1	(12.2)	(1.1)
Interest expense, net	(6.4)	—	(6.4)
Income from continuing operations before income taxes	104.8	22.5	127.3
Income tax provision (7)	(26.6)	(5.4)	(32.0)
Income from continuing operations	78.2	17.1	95.3

Diluted shares outstanding	50.627		50.627

Earnings per share from continuing operations	$1.54		$1.88

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $2.8.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs of $0.3 and $0.7 within the HVAC and the Detection and Measurement reportable segments, respectively, (ii) amortization of a deferred compensation asset of $6.8 related to the KTS acquisition within the Detection and Measurement reportable segment, and (iii) inventory step-up charges of $0.1 related to the KTS acquisition within the Detection and Measurement reportable segment.

(3) Adjustment represents the removal of a charge of $0.9 for acceleration of non-cash long-term incentive compensation expense incurred as a result of immediate award vesting.

(4) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $14.4 and $8.0 within the HVAC and Detection & Measurement reportable segments, respectively.

(5) Represents non-cash charges related to the impairment of the indefinite-lived trademark associated with ULC.

(6) Adjustment represents the removal of (i) a gain on an equity security associated with a valuation adjustment of $18.5 and (ii) non-service pension and postretirement charges of $6.3.

(7) Adjustment represents the tax impact of items (1) through (6).

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Twelve Months Ended December 31, 2025
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$548.8	$—	$548.8
Corporate expense (1)	(59.2)	6.8	(52.4)
Acquisition and integration-related costs (2)	(28.9)	28.9	—
Long-term incentive compensation expense (3)	(16.7)	1.6	(15.1)
Amortization of intangible assets (4)	(91.3)	91.3	—
Impairment of intangible assets (5)	(0.7)	0.7	—
Special charges, net	(1.1)	—	(1.1)
Other operating expense	(0.5)	—	(0.5)
Operating income	350.4	129.3	479.7

Other income (expense), net (6)	8.5	(12.1)	(3.6)
Interest expense, net	(43.3)	—	(43.3)
Loss on amendment/refinancing of senior credit agreement (7)	(1.5)	1.5	—
Income from continuing operations before income taxes	314.1	118.7	432.8
Income tax provision (8)	(68.6)	(36.3)	(104.9)
Income from continuing operations	245.5	82.4	327.9

Diluted shares outstanding	48.511		48.511

Earnings per share from continuing operations	$5.06		$6.76

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $6.8.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs of $1.7 and $1.5 within the HVAC and Detection and Measurement reportable segments, respectively, (ii) amortization of a deferred compensation asset of $24.2 related to the KTS acquisition within the Detection and Measurement reportable segment, and (iii) inventory step-up charges of $1.4 related to the KTS acquisition within the Detection and Measurement reportable segment and $0.1 related to the Sigma & Omega acquisition within the HVAC reportable segment.

(3) Adjustment represents the removal of a charge of $1.6 for acceleration of non-cash long-term incentive compensation expense incurred as a result of immediate award vesting.

(4) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $55.6 and $35.7 within the HVAC and Detection & Measurement reportable segments, respectively.

(5) Represents non-cash charges related to the impairment of the indefinite-lived trademark associated with ULC.

(6) Adjustment represents the removal of (i) a gain on an equity security associated with a valuation adjustment of $23.0, (ii) non-service pension and postretirement charges of $11.3, and (iii) a gain on settlement of our interest rate swap agreements of $0.4.

(7) Adjustment represents the removal of a non-cash charge to write-off previously deferred financing costs of $1.0 and certain expenses incurred in connection with an amendment to our senior credit agreement of $0.5.

(8) Adjustment represents the tax impact of items (1) through (7) and the removal of certain discrete income tax items of $6.3 that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended December 31, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$129.4	$—	$129.4
Corporate expense (1)	(15.3)	1.3	(14.0)
Acquisition and integration-related costs (2)	(0.9)	0.9	—
Long-term incentive compensation expense	(4.0)	—	(4.0)
Amortization of intangible assets (3)	(16.3)	16.3	—
Special charges, net (4)	(2.7)	1.3	(1.4)
Operating income	90.2	19.8	110.0

Other expense, net (5)	(2.2)	0.9	(1.3)
Interest expense, net	(10.1)	—	(10.1)
Income from continuing operations before income taxes	77.9	20.7	98.6
Income tax provision (6)	(21.4)	(5.8)	(27.2)
Income from continuing operations	56.5	14.9	71.4

Diluted shares outstanding	47.366		47.366

Earnings per share from continuing operations	$1.19		$1.51

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $1.3.

(2) Adjustment represents the removal of acquisition and integration-related costs of $0.9 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $12.0 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(5) Adjustment represents the removal of non-service pension and postretirement charges of $4.2 and a gain on a sale of a building of $3.3.

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Twelve Months Ended December 31, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$460.6	$—	$460.6
Corporate expense (1)	(53.6)	5.0	(48.6)
Acquisition and integration-related costs (2)	(7.2)	7.2	—
Long-term incentive compensation expense	(15.0)	—	(15.0)
Amortization of intangible assets (3)	(64.5)	64.5	—
Special charges, net (4)	(3.6)	1.3	(2.3)
Other operating expense (5)	(8.4)	8.4	—
Operating income	308.3	86.4	394.7

Other expense, net (6)	(9.3)	8.5	(0.8)
Interest expense, net	(43.6)	—	(43.6)
Income from continuing operations before income taxes	255.4	94.9	350.3
Income tax provision (7)	(53.6)	(34.1)	(87.7)
Income from continuing operations	201.8	60.8	262.6

Diluted shares outstanding	47.078		47.078

Earnings per share from continuing operations	$4.29		$5.58

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $5.0.

(2) Adjustment represents the removal of acquisition and integration-related costs of $5.4 within the HVAC reportable segment and an inventory step-up charge of $1.8 related to the Ingénia acquisition within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $47.3 and $17.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(5) Adjustment represents the removal of a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

(6) Adjustment represents the removal of non-service pension and postretirement losses of $7.6 and a loss on an equity security associated with a valuation adjustment of $4.2, partially offset by a gain on a sale of a building of $3.3.

(7) Adjustment primarily represents the tax impact of items (1) through (6) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	December 31, 2025	December 31, 2024
Net income	$77.9	$57.1

Exclude:
Income tax provision	(26.6)	(21.4)
Interest expense, net	(6.4)	(10.1)
Amortization expense (1)	(22.5)	(16.5)
Depreciation expense	(8.2)	(7.2)
Income (loss) from discontinued operations, net of tax	(0.3)	0.6
EBITDA	141.9	111.7

Exclude:
Acquisition and integration-related costs (2)	(10.7)	(2.2)
Valuation adjustment on an equity security	18.5	—
Long-term incentive compensation expense acceleration (3)	(0.9)	—
Impairment of intangible assets (4)	(0.7)	—
Special charges, net (5)	—	(1.3)
Non-service pension and postretirement charges	(6.3)	(4.2)
Gain on sale of a building	—	3.3
Adjusted EBITDA	$142.0	$116.1
as a percent of revenues	22.3%	21.8%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and amortization expense associated with acquired intangible assets and capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended December 31, 2025, represents (i) certain acquisition and integration-related costs of $3.8, inclusive of acquisition and integration-related costs of $0.3 and $0.7 within the HVAC and Detection and Measurement reportable segments, respectively, (ii) amortization of a deferred compensation asset of $6.8 related to KTS within the Detection and Measurement reportable segment, and (iii) inventory step-up charges of $0.1 related to the KTS acquisition within the Detection and Measurement reportable segment. For the three months ended December 31, 2024, represents certain acquisition and integration-related costs of $2.2, inclusive of acquisition and integration-related costs of $0.9 within the HVAC reportable segment.

(3) Adjustment represents the removal of a charge of $0.9 for acceleration of non-cash long-term incentive compensation expense incurred as a result of immediate award vesting.

(4) Represents non-cash charges related to the impairment of the indefinite-lived trademark associated with ULC.

(5) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Twelve months ended
	December 31, 2025	December 31, 2024
Net income	$244.0	$200.5

Exclude:
Income tax provision	(68.6)	(53.6)
Interest expense, net	(43.3)	(43.6)
Amortization expense (1)	(92.0)	(64.9)
Depreciation expense	(30.6)	(26.7)
Loss from discontinued operations, net of tax	(1.5)	(1.3)
EBITDA	480.0	390.6

Exclude:
Acquisition and integration-related costs (2)	(35.7)	(12.2)
Impairment of intangible assets (3)	(0.7)	—
Special charges, net (4)	—	(1.3)
Other operating expense (5)	—	(8.4)
Non-service pension and postretirement charges	(11.3)	(7.6)
Gain on settlement of interest rate swap	0.4	—
Long-term incentive compensation expense accelerations (6)	(1.6)	—
Valuation adjustments on an equity security	23.0	(4.2)
Loss on amendment/refinancing of senior credit agreement (7)	(1.5)	—
Gain on sale of a building	—	3.3
Adjusted EBITDA	$507.4	$421.0
as a percent of revenues	22.4%	21.2%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and amortization expense associated with acquired intangible assets and capitalized software costs recorded within “Cost of products sold.”

(2) For the twelve months ended December 31, 2025, represents (i) certain acquisition and integration-related costs of $10.0, inclusive of acquisition and integration-related costs of $1.7 and $1.5 within the HVAC and Detection and Measurement reportable segments, respectively, (ii) amortization of a deferred compensation asset of $24.2 related to the KTS acquisition within the Detection and Measurement reportable segment, (iii) inventory step-up charges of $1.4 related to the KTS acquisition within the Detection and Measurement reportable segment and $0.1 related to the Sigma & Omega acquisition within the HVAC reportable segment. For the twelve months ended December 31, 2024, represents (i) certain acquisition and integration-related costs of $10.4, inclusive of acquisition and integration-related costs of $5.4 within the HVAC reportable segment and (ii) an inventory step-up charge of $1.8 related to the Ingénia acquisition within the HVAC reportable segment.

(3) Represents non-cash charges related to the impairment of the indefinite-lived trademark associated with ULC.

(4) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(5) For the twelve months ended December 31, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

(6) Adjustment represents the removal of a charge of $1.6 for acceleration of non-cash long-term incentive compensation expense incurred as a result of immediate award vesting.

(7) Adjustment represents the removal of a non-cash charge to write-off previously deferred financing costs of $1.0 and certain expenses incurred in connection with an amendment to our senior credit agreement of $0.5.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW
(Unaudited; in millions)

	Three months ended
	December 31, 2025	December 31, 2024
Operating cash flow from continuing operations	$195.8	$166.7

Include:
Capital expenditures	(68.5)	(9.8)
Free cash flow from continuing operations	127.3	156.9

Exclude:
Acquisition and integration-related payments and other (1)	(2.8)	5.4
Adjusted free cash flow from continuing operations	$130.1	$151.5

(1) For the three months ended December 31, 2025, represents the removal of the cash impact of acquisition and integration-related costs of $2.8. For the three months ended December 31, 2024, represents the removal of the cash impact of certain discrete income tax benefits that are considered non-recurring of $6.8 and acquisition and integration-related costs of $1.4.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW
(Unaudited; in millions)

	Twelve months ended
	December 31, 2025	December 31, 2024
Operating cash flow from continuing operations	$335.6	$313.1

Include:
Capital expenditures	(92.1)	(38.0)
Free cash flow from continuing operations	243.5	275.1

Exclude:
Acquisition and integration-related payments and other (1)	(50.8)	(8.7)
Adjusted free cash flow from continuing operations	$294.3	$283.8

(1) For the twelve months ended December 31, 2025, represents the removal of the cash impact of (i) funded amounts associated with employee retention agreements assumed in the KTS acquisition of $46.5, (ii) acquisition and integration-related costs of $11.0, (iii) certain discrete income tax benefits that are considered non-recurring of $6.3 and (iv) cash received on the settlement of an interest rate swap of $0.4. For the twelve months ended December 31, 2024, represents the removal of the cash impact of (i) certain discrete income tax benefits that are considered non-recurring of $16.4, (ii) a payment of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses, (iii) a payment of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration, and (iv) acquisition and integration-related costs of $7.7.